Exhibit 99(a)

                                REVOCABLE PROXY

                          RAMAPO FINANCIAL CORPORATION
                     P.O. Box 221, Wayne , New Jersey 07470

 SOLICITED BY THE BOARD OF DIRECTORS for the Special Meeting of Stockholders at:

                         Ramapo Financial Corporation
                         64 Mountain View Boulevard
                         Wayne, New Jersey
                         Tuesday, April 27, 1999  4:00 p.m.


The undersigned hereby appoints Vincent R. D'Accardi, Louis D. March, Solomon W. Masters and Arnold Speert each with the power to appont his substitute,and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all shares of common stock of Ramapo Financial Corporation held of record by the undersigned on March 15,1999, at the special meeting of stockholders or any adjournment thereof, and to vote, in accordance with the determination of a majority of the Board of Directors, upon such other business as may properly come before the meeting.

The shares represented by this proxiy, when properly executed, will be voted as directed by the stockholer. If no direction is given, such shares will be voted "for" Proposal 1.


                (Continued, and to be signed, on the other side)


PROPOSAL NO.1:  APPROVAL OF MERGER OF RAMAPO FINANCIAL CORPORATION INTO
                VALLEY NATIONAL BANCORP.


               FOR          AGAINST          ABSTAIN


               ___          _______          _______


Please sign below exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a a parternship or limited liability company plase sign by authorized person also indicating that individual's capacity.






                            Signature___________________________________________


                            Signature___________________________________________


                            Date________________________________________________

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.